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                                 EXHIBIT 23.1

                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55624) pertaining to the Stock Option Plan for Employees of Tracor, Inc. and Subsidiaries of our report dated January 27, 1997, with respect to the consolidated financial statements of Tracor, Inc. for the year ended December 31, 1996 included in this Form 8-K dated February 13, 1997.



Austin, Texas
February 13, 1997